SCIENTIFIC GAMES CORPORATION

(formerly known as AUTOTOTE CORPORATION)

12½% Senior Subordinated Notes due 2010

SECOND SUPPLEMENTAL INDENTURE

Dated as of December 22, 2004

to

INDENTURE

Dated as of August 14, 2000

The Bank of New York

as Trustee

SECOND SUPPLEMENTAL INDENTURE, dated as of December 22, 2004 (the “Supplemental Indenture”), among Scientific Games Corporation (formerly known as Autotote Corporation), a Delaware corporation (the “Company”), Scientific Games Management Corporation (formerly known as Autotote Management Corporation), Autotote International, Inc., Autotote Enterprises, Inc., Autotote Keno Corporation, Autotote Gaming, Inc., Autotote Dominicana, Inc., Scientific Games Holdings Corp. (“SG Holdings”), Scientific Games Finance Corporation (“SG Finance”), Scientific Games (Greece), Inc. (“SG Greece”), Scientific Games Acquisition, Inc. (“SG Acquisition”), Scientific Games Royalty Corporation (“SG Royalty”) (collectively, the “Guarantors”) and Autotote Interactive, Inc. (“Interactive”), Scientific Games Online Entertainment Systems, Inc. (“OES”), MDI Entertainment, LLC (“MDI”), Scientific Games Racing, LLC (formerly known as Autotote Systems, Inc., “SciGames Racing”), SG Racing, Inc. (“SG Racing”) and Scientific Games International, Inc. (“SciGames International”) (collectively, the “Additional Guarantors”) and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”).

WHEREAS, the Company, certain of the Guarantors and the Trustee executed an Indenture, dated as of August 14, 2000 (the “Indenture”), in respect of $150,000,000 aggregate principal amount of 12½% Senior Subordinated Notes due 2010;

WHEREAS, the Company, the Guarantors and the Trustee executed a First Supplemental Indenture, dated as of September 6, 2000 (the “First Supplemental Indenture”), to amend the Indenture to add certain of the Guarantors as additional guarantors to the Indenture;

WHEREAS, Section 11.17 of the Indenture requires that each of the Additional Guarantors execute and deliver to the Trustee a Supplemental Indenture and thereby become a Guarantor under the Indenture;

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized; and

WHEREAS, for all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities, as follows:

ARTICLE ONE

AMENDMENT

Section 1.01.  Amendment.  The Company, the Guarantors and the Trustee hereby amend the Indenture and agree that each of Interactive, OES, MDI, SciGames Racing, SG Racing and Autotote International shall be a “Guarantor” under the Indenture.

ARTICLE TWO

MISCELLANEOUS PROVISIONS

Section 2.01.  Indenture.  Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect.

Section 2.02.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

Section 2.03.  Successors.  All agreements of the Company or of a Guarantor or Additional Guarantor in this Supplemental Indenture shall bind its successors.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 2.04.  Multiple Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 2.05.  Effectiveness and Operativeness.  The provisions of this Supplemental Indenture shall become effective, and the amendments provided for in Section 1.01 of this Supplemental Indenture shall be operative, immediately upon the execution and delivery by the Trustee of this Supplemental Indenture.

Section 2.06.  Trustee’s Disclaimer.  The recitals contained herein shall be taken as the statements of the Company, the Guarantors and the Additional Guarantors and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 2.07.  Trust Indenture Act Controls.  If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this Supplemental Indenture is executed, the provision required by the Act shall control.

Section 2.08.  Effect of Headings.  The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction of this Supplemental Indenture.

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SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

The Company:
SCIENTIFIC GAMES CORPORATION (formerly known as Autotote Corporation)

By:	/s/ DeWayne Laird
Name: DeWayne Laird
Title: Vice President of Finance and Chief Financial Officer

The Guarantors:
SCIENTIFIC GAMES MANAGEMENT CORPORATION (formerly known as Autotote Management Corporation)

By:	/s/ DeWayne Laird
Name: DeWayne Laird
Title: Vice President

AUTOTOTE INTERNATIONAL, INC.

By:	/s/ DeWayne Laird
Name: DeWayne Laird
Title: Vice President and Treasurer

AUTOTOTE ENTERPRISES, INC.

By:	/s/ DeWayne Laird
Name: DeWayne Laird
Title: Vice President

AUTOTOTE KENO CORPORATION

By:	/s/ DeWayne Laird
Name: DeWayne Laird
Title: Vice President and Treasurer

AUTOTOTE GAMING, INC.

By:	/s/ DeWayne Laird
Name: DeWayne Laird
Title: Vice President and Treasurer

AUTOTOTE DOMINICANA, INC.

By:	/s/ DeWayne Laird
Name: DeWayne Laird
Title: Vice President and Treasurer

SCIENTIFIC GAMES HOLDINGS CORP.

By:	/s/ DeWayne Laird
Name: DeWayne Laird
Title: Vice President

SCIENTIFIC GAMES FINANCE CORPORATION

By:	/s/ DeWayne Laird
Name: DeWayne Laird
Title: Assistant Secretary

SCIENTIFIC GAMES (GREECE), INC.

By:	/s/ DeWayne Laird
Name: DeWayne Laird
Title: Vice President

SCIENTIFIC GAMES ACQUISITION, INC.

By:	/s/ DeWayne Laird
Name: DeWayne Laird
Title: Vice President

SCIENTIFIC GAMES ROYALTY CORPORATION

By:	/s/ DeWayne Laird
Name: DeWayne Laird
Title: Assistant Secretary

The Additional Guarantors:
AUTOTOTE INTERACTIVE, INC.

By:	/s/ DeWayne Laird
Name: DeWayne Laird
Title: Vice President and Treasurer

SCIENTIFIC GAMES ONLINE ENTERTAINMENT SYSTEMS, INC.

By:	/s/ DeWayne Laird
Name: DeWayne Laird
Title: Vice President

MDI ENTERTAINMENT, LLC
By:	Scientific Games International, Inc.

By:	/s/ DeWayne Laird
Name: DeWayne Laird
Title: Vice President

SCIENTIFIC GAMES RACING, LLC
(formerly known as Autotote Systems, Inc.)

By:	/s/ Martin E. Schloss
Name: Martin E. Schloss
Title: Vice President and Secretary

SG RACING, INC.

By:	/s/ DeWayne Laird
Name: DeWayne Laird
Title: Vice President, Treasurer and Director

SCIENTIFIC GAMES INTERNATIONAL, INC.

By:	/s/ DeWayne Laird
Name: DeWayne Laird
Title: Vice President

The Trustee:
THE BANK OF NEW YORK

By:	/s/ Julie Salovitch-Miller
Name: Julie Salovitch-Miller
Title: Vice President